EXHIBIT 32.1

                            SECTION 906 CERTIFICATION



                           Of Chief Executive Officer


I, Richard E. Aho, President and Chief Executive Officer of Mile Marker International, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 20th day of February, 2004.



/s/  Richard E.  Aho
_________________
Richard E. Aho
President and Chief Executive Officer